Introductory Notes
About InvenTrust Properties Corp.
InvenTrust Properties Corp. (the “Company,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company's Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under U.S. Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures (as discussed below), and there can be no assurance that the information will not vary from the final information in the Company's Form 10-Q for the quarter ended March 31, 2024. The Company may, but assumes no obligation to, update information in this supplemental.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about the Company's 2024 guidance, the amount and timing of payment of the Company's next quarterly dividend, the Company's expectation for continued growth and tenant demand for its centers, strength of and anticipated opportunities based on IVT's low leverage levels, or regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” "continue," “likely,” “will,” “would,” "outlook," "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain.
The following factors, among others, could cause actual results, financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of management's forward-looking statements and IVT's future results and financial condition, see the Risk Factors included in the Company's most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law.
IVT cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. IVT undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If IVT updates one or more forward-looking statements, no inference should be drawn that IVT will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. Management does not consider the Company's non-GAAP measures included in the Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of IVT's financial performance as they may not reflect the operations of the entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of IVT's properties that could materially impact IVT's results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of IVT's liquidity, nor as an indication of funds available to cover IVT's cash needs, including IVT's ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if management does not continue to operate the business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, IVT's non-GAAP measures may not be comparable to other REITs. Reconciliations of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are included on pages 6 and 7 and definitions of the Company's non-GAAP measures are included in the Glossary of Terms on page 20.

i	Supplemental - Quarter Ended March 31, 2024

Introductory Notes

Former Joint Venture
On January 18, 2023, the Company acquired the four remaining retail properties from its unconsolidated joint venture, IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”), in which it held a 55% ownership share. In connection with the foregoing, IAGM adopted a liquidation plan on January 11, 2023. On December 15, 2023, IAGM was fully liquidated.
Throughout this supplemental, where indicated as “pro rata” the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," as of December 31, 2022 and 2021.
The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying the Company's overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent the Company's legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro rata interest. Accordingly, pro rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. For additional detail regarding properties previously owned by the JV, see the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case as filed with the SEC.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

ii	Supplemental - Quarter Ended March 31, 2024

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2024 First Quarter Results
DOWNERS GROVE, IL – April 30, 2024 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the first quarter of 2024. For the three months ended March 31, 2024 and 2023, the Company reported Net Income of $2.9 million, or $0.04 per diluted share, and $1.1 million, or $0.02 per diluted share, respectively.
First Quarter 2024 Highlights:
•Nareit FFO of $0.45 per diluted share
•Core FFO of $0.44 per diluted share
•Same Property Net Operating Income (“NOI”) growth of 4.1%
•Leased Occupancy as of March 31, 2024 of 96.3%
•Executed 41 leases totaling approximately 180,000 square feet of GLA, of which 165,000 square feet was executed at a blended comparable lease spread of 11.2%
•Executed one anchor tenant lease at a comparable lease spread of 32.5%
•Acquired The Plant, a 57,000 square foot neighborhood center anchored by Sprouts Farmers Market in Chandler, Arizona

“InvenTrust’s 2024 is off to an excellent start, driven by persistent robust leasing activity with over 180,000 square feet of leases executed at double-digit leasing spreads in the first quarter,” said DJ Busch, CEO and President. “Our team continues to find new ways to unlock additional growth and value as we benefit from the strong demand for high-quality retail space in our Sun Belt markets. Our low-levered balance sheet remains primed to provide us the ability to further accelerate growth should accretive capital allocation opportunities arise.”

NET INCOME
•Net Income for the three months ended March 31, 2024 was $2.9 million, or $0.04 per diluted share, compared to Net Income of $1.1 million, or $0.02 per diluted share, for the same period in 2023.
NAREIT FFO
•Nareit FFO for the three months ended March 31, 2024 was $30.8 million, or $0.45 per diluted share, compared to $28.0 million, or $0.41 per diluted share, for the same period in 2023.
CORE FFO
•Core FFO for the three months ended March 31, 2024 was $30.0 million, or $0.44 per diluted share, compared to $27.4 million, or $0.40 per diluted share, for the same period in 2023.
SAME PROPERTY NOI
•Same Property NOI for the three months ended March 31, 2024 was $41.5 million, a 4.1% increase, compared to the same period in 2023.

iii	Supplemental - Quarter Ended March 31, 2024

DIVIDEND
•For the quarter ended March 31, 2024, the Board of Directors declared a quarterly cash distribution of $0.2263 per share, paid on April 15, 2024.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of March 31, 2024, the Company’s Leased Occupancy was 96.3%.
◦Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 98.6% and Small Shop Leased Occupancy was 92.1%. Anchor Leased Occupancy increased 40 basis points, and Small Shop Leased Occupancy decreased 40 basis points, each on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 290 basis points, which equates to approximately $7.6 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the first quarter were 11.2%.
•Annualized Base Rent PSF (“ABR”) as of March 31, 2024 was $19.61, an increase of 2.6% compared to the same period in 2023. Anchor Tenant ABR PSF was $12.56 and Small Shop ABR PSF was $33.16 for the first quarter.
•On February 1, 2024, the Company acquired The Plant, a 57,000 square foot neighborhood center anchored by Sprouts Farmers Market in Chandler, Arizona for a gross acquisition price of $29.5 million. The Company used cash on hand and assumed $13.0 million of existing mortgage debt to fund the acquisition.
LIQUIDITY AND CAPITAL STRUCTURE
•On February 1, 2024, the Company assumed $13.0 million of existing mortgage debt on The Plant, which matures on May 10, 2025.
•InvenTrust had $421.2 million of total liquidity, as of March 31, 2024, comprised of $71.2 million of cash and cash equivalents and $350.0 million of availability under its Revolving Credit Facility.
•InvenTrust has $88.2 million of debt maturing in 2024 and $35.9 million of debt maturing in 2025, as of March 31, 2024.
•The Company's weighted average interest rate on its debt as of March 31, 2024 was 4.28% and the weighted average remaining term was 3.7 years.
SUBSEQUENT EVENTS
•On April 9, 2024, the Company acquired Moores Mill, a 70,000 square foot neighborhood center anchored by Publix in Atlanta, Georgia for a gross acquisition price of $28.0 million. The Company used cash on hand to fund the acquisition.

iv	Supplemental - Quarter Ended March 31, 2024

2024 GUIDANCE
InvenTrust has updated its 2024 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Current (1) (2)			Previous
Net Income per diluted share	$0.06	—	$0.12	$0.04	—	$0.10
Nareit FFO per diluted share	$1.71	—	$1.77	$1.69	—	$1.75
Core FFO per diluted share (3)	$1.67	—	$1.71	$1.66	—	$1.70
Same Property NOI (“SPNOI”) Growth	2.75%	—	3.75%	2.25%	—	3.25%
General and administrative	$33,000	—	$34,250	$33,000	—	$34,250
Interest expense, net (4)	$35,000	—	$35,750	$35,000	—	$35,750
Net investment activity (5)	~ $75,000			~ $75,000
(1)The Company’s guidance excludes projections related to gains or losses on dispositions, gains or losses on debt transactions, and depreciation, amortization, and straight-line rent adjustments related to acquisitions.
(2)The Company’s guidance includes an expectation of uncollectibility, reflected as 50-100 basis points of expected total revenue.
(3)Core FFO per diluted share excludes amortization of market-lease intangibles and inducements, debt extinguishment charges, straight-line rent adjustments, depreciation and amortization of corporate assets, and non-operating income and expense.
(4)Interest expense, net, excludes amortization of debt discounts and financing costs, and expected interest income of approximately $1.0 million.
(5)Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing assumptions, the Company's guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table provides a reconciliation of the range of the Company's 2024 estimated net income per diluted share to estimated Nareit FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income per diluted share	$0.06	$0.12
Depreciation and amortization related to investment properties	1.65	1.65
Nareit FFO per diluted share	1.71	1.77
Amortization of market-lease intangibles and inducements, net	(0.03)	(0.04)
Straight-line rent adjustments, net	(0.04)	(0.05)
Amortization of debt discounts and financing costs	0.03	0.03
Core FFO per diluted share	$1.67	$1.71

This press release does not include a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

v	Supplemental - Quarter Ended March 31, 2024

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three Months Ended March 31
	2024	2023
Financial Results

Net income	$2,900	$1,133
Net income per common share - basic	0.04	0.02
Net income per common share - diluted	0.04	0.02

Nareit FFO (page 7)	30,846	28,018
Nareit FFO per diluted share	0.45	0.41

Core FFO (page 7)	29,981	27,371
Core FFO per diluted share	0.44	0.40

Same Property NOI (page 6)	41,473	39,857

Same Property NOI growth	4.1%

Adjusted EBITDA (page 7)	39,173	36,217

Distributions declared per common share - basic	0.23	0.22

Aggregate distributions declared (as a % of Core FFO)	51.2%	53.2%

	As of Mar. 31, 2024	As of Dec. 31, 2023	As of Dec. 31, 2022 (a)	As of Dec. 31, 2021 (a)
Capital Information
Shares outstanding	67,874,528	67,807,831	67,472,553	67,344,374

Outstanding Debt, net	$827,527	$814,568	$805,253	$624,289
Less: Cash and cash equivalents	(71,170)	(96,385)	(164,448)	(79,628)
Net Debt	$756,357	$718,183	$640,805	$544,661

(a) Outstanding debt, net, Cash and cash equivalents, and Net Debt as of December 31, 2022 and 2021 are Pro Rata.

Debt Metrics (trailing 12 months)
Adjusted EBITDA	$149,415	$146,459	$132,368	$117,273
Net Debt-to-Adjusted EBITDA (a)	5.1x	4.9x	4.8x	4.6x
Fixed charge coverage	4.3x	4.3x	5.0x	6.4x
Net debt to real estate assets, excl property acc depr.	28.2%	27.0%	24.7%	22.0%
Net debt to total assets, excl property acc depr.	25.6%	24.4%	21.3%	19.3%

(a) Net Debt-to-Adjusted EBITDA as of December 31, 2022 and 2021 are Pro Rata.

Distributions Paid Per Share		Liquidity and Credit Facility
Q1 2024	$0.21550	Cash and cash equivalents	$71,170
Q4 2023	$0.21550	Available under credit facility	350,000
Q3 2023	$0.21550	Total	$421,170
Q2 2023	$0.21550

	Same Property		Total Portfolio
	Three Months Ended March 31		Three Months Ended March 31
	2024	2023	2024	2023
Portfolio Metrics
No. of properties	57	57	63	62
GLA	9,113	9,108	10,385	10,295
Economic Occupancy	93.4%	94.5%	93.4%	94.0%
Leased Occupancy	96.5%	96.4%	96.3%	96.1%
ABR PSF	$19.95	$19.54	$19.61	$19.12

1	Supplemental - Quarter Ended March 31, 2024

Condensed Consolidated Balance Sheets
In thousands, except share and per share amounts

	As of
	March 31, 2024	December 31, 2023
Assets	(unaudited)
Investment properties
Land	$698,532	$694,668
Building and other improvements	1,979,896	1,956,117
Construction in progress	7,202	5,889
Total	2,685,630	2,656,674
Less accumulated depreciation	(476,541)	(461,352)
Net investment properties	2,209,089	2,195,322
Cash, cash equivalents and restricted cash	75,116	99,763
Intangible assets, net	110,920	114,485
Accounts and rents receivable	29,766	35,353
Deferred costs and other assets, net	51,477	42,408
Total assets	$2,476,368	$2,487,331

Liabilities
Debt, net	$827,527	$814,568
Accounts payable and accrued expenses	28,764	44,583
Distributions payable	15,360	14,594
Intangible liabilities, net	29,730	30,344
Other liabilities	26,938	29,198
Total liabilities	928,319	933,287
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,874,528 shares issued and outstanding as of March 31, 2024 and 67,807,831 shares issued and outstanding as of December 31, 2023	68	68
Additional paid-in capital	5,471,191	5,468,728
Distributions in excess of accumulated net income	(3,945,286)	(3,932,826)
Accumulated comprehensive income	22,076	18,074
Total stockholders' equity	1,548,049	1,554,044
Total liabilities and stockholders' equity	$2,476,368	$2,487,331

2	Supplemental - Quarter Ended March 31, 2024

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
In thousands, except share and per share information, unaudited

	Three Months Ended March 31
	2024	2023
Income
Lease income, net	$66,493	$64,830
Other property income	305	295
Other fee income	—	80
Total income	66,798	65,205

Operating expenses
Depreciation and amortization	28,168	26,758
Property operating	9,999	10,230
Real estate taxes	8,981	9,628
General and administrative	7,974	7,731
Total operating expenses	55,122	54,347

Other (expense) income
Interest expense, net	(9,634)	(9,509)
Equity in losses of unconsolidated entities	—	(663)
Other income and expense, net	858	447
Total other (expense) income, net	(8,776)	(9,725)

Net income	$2,900	$1,133

Weighted-average common shares outstanding - basic	67,874,528	67,508,641
Weighted-average common shares outstanding - diluted	68,272,050	67,654,524

Net income per common share - basic	$0.04	$0.02
Net income per common share - diluted	$0.04	$0.02

Distributions declared per common share outstanding	$0.23	$0.22
Distributions paid per common share outstanding	$0.22	$0.20

Comprehensive income (loss)
Net income	$2,900	$1,133
Unrealized gain (loss) on derivatives, net	7,319	(3,317)
Reclassification to net income	(3,317)	(2,892)
Comprehensive income (loss)	$6,902	$(5,076)

3	Supplemental - Quarter Ended March 31, 2024

Condensed Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	March 31, 2024	December 31, 2023
Accounts and rents receivable
Billed base rent, recoveries, and other revenue	$5,722	$12,215
Straight-line rent receivables	24,044	23,138
Total	$29,766	$35,353

Deferred cost and other assets, net
Derivative assets	$22,076	$18,196
Lease commissions, net	15,339	14,995
Prepaid insurance premiums	4,221	—
Other assets	4,173	3,309
Deferred costs, net	2,277	2,206
Right of use assets, net	2,149	2,253
Loan fees, net	1,242	1,449
Total	$51,477	$42,408

Other liabilities
Deferred revenues	$8,715	$8,878
Security deposits	7,113	7,127
Unearned lease income	5,692	8,061
Operating lease liabilities	2,896	3,023
Other liabilities	2,522	1,987
Derivative liabilities	—	122
Total	$26,938	$29,198

4	Supplemental - Quarter Ended March 31, 2024

Condensed Consolidated Supplemental Details of Operations
In thousands

		Three Months Ended March 31
		2024	2023
Income
*	Minimum base rent	$42,447	$40,476
*	Real estate tax recoveries	8,105	8,517
*	Common area maintenance, insurance, and other recoveries	7,854	6,949
*	Ground rent income	4,737	4,710
	Amortization of market-lease intangibles and inducements, net	576	1,516
*	Short-term and other lease income	1,261	1,314
	Termination fee income	561	134
	Straight-line rent adjustments, net	906	909
*	Reversal of uncollectible billed rent and recoveries, net	46	305
	Lease income, net	66,493	64,830

*	Other property income	305	295

	Other fee income	—	80

	Total income	$66,798	$65,205

Operating expenses
	Depreciation and amortization	$28,168	$26,758
*	Property operating	9,999	10,230
*	Real estate taxes	8,981	9,628

	General and administrative costs	6,412	6,413
	Stock-based compensation costs	2,191	1,968
	Capitalized direct development compensation costs	(629)	(650)
	General and administrative expense	7,974	7,731

	Total operating expenses	$55,122	$54,347

Interest expense, net
	Term loans, including impact of derivatives	$3,382	$3,787
	Senior notes	3,201	3,201
	Mortgages payable	2,352	1,523
	Line of credit facility fees	133	147
	Capitalized interest	(9)	(3)
	Amortization of debt discounts and financing costs	575	854
	Total interest expense, net	$9,634	$9,509

Other income and expense, net
	Interest on cash and cash equivalents	$811	$538
	Income tax expense	(133)	(126)
	Miscellaneous and settlement income	180	35
	Total other income and expense, net	$858	$447

* Component of Net Operating Income

5	Supplemental - Quarter Ended March 31, 2024

Reconciliation of Non-GAAP Measures
In thousands

Same Property NOI

	Three Months Ended March 31
	2024	2023
Income
Minimum base rent	$38,538	$37,739
Real estate tax recoveries	7,612	8,094
Common area maintenance, insurance, and other recoveries	7,100	6,533
Ground rent income	3,877	3,954
Short-term and other lease income	1,253	1,292
Reversal of uncollectible billed rent and recoveries, net	102	300
Other property income	271	277
Total income	58,753	58,189

Operating Expenses
Property operating	8,934	9,327
Real estate taxes	8,346	9,005
Total operating expenses	17,280	18,332

Same Property NOI	$41,473	$39,857

% Change	4.1%

Same Property count	57

Net Income to Same Property NOI

	Three Months Ended March 31
	2024	2023
Net income	$2,900	$1,133
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(858)	(447)
Equity in losses of unconsolidated entities	—	663
Interest expense, net	9,634	9,509
Depreciation and amortization	28,168	26,758
General and administrative	7,974	7,731
Other fee income	—	(80)
Adjustments to NOI (a)	(2,043)	(2,559)
NOI	45,775	42,708
NOI from other investment properties	(4,302)	(2,851)
Same Property NOI	$41,473	$39,857
(a)Adjustments to NOI include lease termination income and expense and GAAP Rent Adjustments.

6	Supplemental - Quarter Ended March 31, 2024

Reconciliation of Non-GAAP Measures, continued
In thousands

Nareit FFO and Core FFO

	Three Months Ended March 31
	2024	2023
Net income	$2,900	$1,133
Depreciation and amortization related to investment properties	27,946	26,543
Unconsolidated joint venture adjustments (a)	—	342
Nareit FFO Applicable to Common Shares and Dilutive Securities	30,846	28,018
Amortization of market lease intangibles and inducements, net	(576)	(1,516)
Straight-line rent adjustments, net	(906)	(909)
Amortization of debt discounts and financing costs	575	854
Depreciation and amortization of corporate assets	222	215
Non-operating income and expense, net (b)	(180)	865
Unconsolidated joint venture adjustments (c)	—	(156)
Core FFO Applicable to Common Shares and Dilutive Securities	$29,981	$27,371

Weighted average common shares outstanding - basic	67,874,528	67,508,641
Dilutive effect of unvested restricted shares (d)	397,522	145,883
Weighted average common shares outstanding - diluted	68,272,050	67,654,524

Net income per diluted share	$0.04	$0.02
Nareit FFO per diluted share	$0.45	$0.41
Core FFO per diluted share	$0.44	$0.40

(a)Reflects the Company’s share of adjustments for IAGM's Nareit FFO on the same basis as InvenTrust.
(b)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income, and basis difference recognition arising from acquiring the four remaining properties of IAGM in 2023.
(c)Reflects the Company’s share of adjustments for IAGM's Core FFO on the same basis as InvenTrust.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP.

EBITDA and Adjusted EBITDA

	Three Months Ended March 31
	2024	2023
Net income	$2,900	$1,133
Interest expense, net	9,634	9,509
Income tax expense	133	126
Depreciation and amortization	28,168	26,758
Unconsolidated joint venture adjustments (a)	—	423
EBITDA	40,835	37,949
Amortization of market-lease intangibles and inducements, net	(576)	(1,516)
Straight-line rent adjustments, net	(906)	(909)
Non-operating income and expense, net (b)	(180)	865
Unconsolidated joint venture adjustments (c)	—	(172)
Adjusted EBITDA	$39,173	$36,217

(a)Reflects the Company's share of adjustments for IAGM's EBITDA on the same basis as InvenTrust.
(b)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income, and basis difference recognition arising from acquiring the four remaining properties of IAGM in 2023.
(c)Reflects the Company's share of adjustments for IAGM's Adjusted EBITDA on the same basis as InvenTrust.

7	Supplemental - Quarter Ended March 31, 2024

Summary of Outstanding Debt
In thousands

	Balance as of March 31, 2024	Proportion of Total Debt	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$109,080	13%	4.01%	2.9
Variable rate secured debt	72,468	9%	6.98%	0.6
Fixed rate unsecured debt	650,000	78%	4.03%	4.2
Issuance costs, net of accumulated amortization	(4,021)	n/a	n/a	n/a
Total debt, net	$827,527	100%	4.28%	3.7

Schedule of Maturities by Year

	Fixed Rate		Variable Rate	Total Debt, net
Maturity Year	Secured Debt	Unsecured Debt	Secured Debt
2024	$15,700	$—	$72,468	$88,168
2025	35,880	—	—	35,880
2026	—	200,000	—	200,000
2027	26,000	200,000	—	226,000
2028	—	—	—	—
Thereafter	31,500	250,000	—	281,500
Issuance costs, net of amortization	(609)	(3,364)	(48)	(4,021)
Total	$108,471	$646,636	$72,420	$827,527

Debt Maturities

	Maturity Date	Interest Rate	Interest Rate Type	Balance
Mortgages Payable
The Plant	5/10/2025	3.97%	Fixed	$13,000
The Highlands of Flower Mound	12/1/2025	3.88%	Fixed	22,880
Escarpment Village	7/1/2027	3.86%	Fixed	26,000
Shops at Arbor Trails	12/5/2029	4.12%	Fixed	31,500
Total				93,380

Pooled Mortgages Payable
Plantation Grove	6/5/2024	4.24%	Fixed	7,300
Suncrest Village	6/5/2024	4.24%	Fixed	8,400
Total				15,700

Cross collateralized (a)	11/2/2024	1M SOFR + 1.65% (b)	Variable	72,468

Total mortgages payable		5.19%		181,548

Term Loan
$200.0 million 5 years	9/22/2026	2.81% (c)	Fixed	100,000
$200.0 million 5 years	9/22/2026	2.81% (c)	Fixed	100,000
$200.0 million 5.5 years	3/22/2027	2.77% (c)	Fixed	50,000
$200.0 million 5.5 years	3/22/2027	2.76% (c)	Fixed	50,000
$200.0 million 5.5 years	3/22/2027	4.99% (c)	Fixed	100,000
Total				400,000

Senior Notes
$150.0 million Series A Notes	8/11/2029	5.07%	Fixed	150,000
$100.0 million Series B Notes	8/11/2032	5.20%	Fixed	100,000
Total				250,000

Grand total		4.28%		$831,548
(a)The pooled mortgage is cross collateralized by three properties and has one 12-month extension option.
(b)As of March 31, 2024, 1-Month Term SOFR was 5.33%.
(c)Interest rates reflect the fixed rates achieved through the Company's interest rate swaps.

8	Supplemental - Quarter Ended March 31, 2024

Debt Covenants, Interest Rate Swaps, and Capital Expenditures
Unaudited, dollars in thousands

Debt Covenants (trailing 12 months)

			For the quarter ended
Description	Term Loan Covenants	Senior Note Covenants	Q1 2024	Q4 2023	Q3 2023	Q2 2023

Leverage Ratio	< 60.0%	< 60.0%	29.2%	29.0%	29.7%	29.6%
Fixed Charge Coverage Ratio	> 1.50	> 1.50	4.32	4.27	4.06	4.07
Maximum Dividend Payout	< 95%	N/A	49.2%	49.8%	52.3%	52.4%
Maximum Secured Recourse Debt	< 10% of Total Asset Value	< 10% of Total Asset Value	—%	—%	—%	—%
Unsecured Interest Coverage Ratio	> 1.75	> 1.75	5.62	5.53	5.43	5.10
Unsecured Leverage Ratio	< 60%	< 60%	28.0%	28.2%	28.9%	29.1%

Interest Rate Swaps

As of March 31, 2024, the Company is party to five effective interest rate swap agreements and two interest rate forward swap agreements, which address the periods between the maturity dates of the effective swaps and the maturity dates of the Amended Term Loan Agreement. In tandem, the interest rate swaps achieve fixed interest rates for a constant notional amount through the maturity dates of the Amended Term Loan Agreement.

Effective Interest Rate Swaps	Notional Amount	Company Receives Variable Rate of	Company Pays Fixed Rate of	Fixed Rate Achieved	Effective Date	Maturity Date
5.5 year term loan	$50,000	1-Month SOFR	1.47%	2.77%	12/2/2019	6/21/2024
5.5 year term loan	50,000	1-Month SOFR	1.46%	2.76%	12/2/2019	6/21/2024
5.5 year term loan	100,000	1-Month SOFR	3.69%	4.99%	4/3/2023	3/22/2027
5 year term loan	100,000	1-Month SOFR	1.51%	2.81%	12/21/2023	9/22/2026
5 year term loan	100,000	1-Month SOFR	1.51%	2.81%	12/21/2023	9/22/2026
	$400,000

Forward Interest Rate Swaps	Notional Amount	Company Receives Variable Rate of	Company Pays Fixed Rate of	Fixed Rate Achieved	Effective Date	Maturity Date
5.5 year term loan	$50,000	1-Month SOFR	1.48%	2.78%	6/21/2024	3/22/2027
5.5 year term loan	50,000	1-Month SOFR	1.54%	2.84%	6/21/2024	3/22/2027
	$100,000

Capital Expenditures

	Three Months Ended March 31
	2024	2023
Capital Expenditures:
Tenant improvements	$2,298	$2,075
Leasing commissions	991	475
Property improvements	2,574	2,659
Total capital expenditures (a)	5,863	5,209
Investment in development and redevelopment projects (b)	1,230	809
Grand total	$7,093	$6,018

(a)As of March 31, 2024 and 2023, total accrued leasing and maintenance capital expenditures are $4,740 and $4,500, respectively. These accrued amounts are not reflected in the table above.
(b)As of March 31, 2024 and 2023, total accrued investment in development and redevelopment projects are $848 and $264, respectively. These accrued amounts are not reflected in the table above.

9	Supplemental - Quarter Ended March 31, 2024

Markets and Tenant Size
GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	Leased Occupancy	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	8	96.5%	$32,674	$16.77	17.3%	2,056	19.8%
Houston-Sugar Land-Baytown, TX	6	94.3%	20,750	16.43	11.0%	1,409	13.6%
Miami-Fort Lauderdale-Miami Beach, FL	3	98.1%	19,139	23.27	10.1%	859	8.3%
Dallas-Fort Worth-Arlington, TX	7	98.1%	18,628	20.37	9.8%	939	9.0%
Atlanta Metro Area, GA	9	96.5%	18,367	20.10	9.7%	999	9.6%
Raleigh-Cary-Durham, NC	5	96.6%	13,487	20.29	7.1%	688	6.6%
So. California - Los Angeles, CA	3	93.8%	11,209	21.00	5.9%	579	5.6%
Charlotte-Gastonia-Concord, NC	4	98.0%	9,681	20.20	5.1%	515	5.0%
Orlando-Kissimmee, FL	4	98.8%	9,116	24.45	4.8%	378	3.6%
Tampa-St. Petersburg, FL	3	91.8%	8,706	13.39	4.6%	753	7.3%
Washington D.C., MD	2	97.4%	6,281	36.56	3.3%	181	1.7%
San Antonio, TX	2	93.7%	6,082	26.19	3.2%	261	2.5%
So. California - San Diego, CA	2	97.1%	5,696	26.02	3.0%	225	2.2%
So. California - Inland Empire, CA	2	99.1%	5,012	23.92	2.6%	246	2.4%
Richmond, VA	1	100%	2,378	16.18	1.3%	177	1.7%
Phoenix, AZ	1	100%	1,634	28.74	0.9%	57	0.5%
Cape Coral-Fort Myers, FL	1	98.0%	574	9.68	0.3%	63	0.6%
Total	63	96.3%	$189,414	$19.61	100%	10,385	100%

State	No. of Properties	Leased Occupancy	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Texas	23	96.0%	$78,134	$17.93	41.3%	4,665	44.9%
Florida	11	95.9%	37,535	19.71	19.8%	2,053	19.8%
North Carolina	9	97.2%	23,168	20.25	12.2%	1,203	11.6%
California	7	95.7%	21,917	22.78	11.5%	1,050	10.2%
Georgia	9	96.5%	18,367	20.10	9.7%	999	9.6%
Maryland	2	98.7%	6,281	36.56	3.3%	181	1.7%
Virginia	1	100%	2,378	16.18	1.3%	177	1.7%
Arizona	1	100%	1,634	28.74	0.9%	57	0.5%
Total	63	96.3%	$189,414	$19.61	100%	10,385	100%

Tenant type	Economic Occupancy	Leased Occupancy	ABR	ABR PSF	GLA
20,000 SF+ (a)	96.2%	98.7%	$61,075	$11.29	5,658
10,000 - 19,999 SF (a)	94.6%	97.8%	18,680	19.80	998
5,000 - 9,999 SF (b)	85.7%	92.6%	17,030	27.07	734
1 - 4,999 SF (b)	89.4%	92.0%	92,629	34.58	2,995
Total	93.4%	96.3%	$189,414	$19.61	10,385

Anchor Tenants (a)	96.0%	98.6%	$79,755	$12.56	6,656
Small Shops (b)	88.7%	92.1%	$109,659	$33.16	3,729
(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shops.

10	Supplemental - Quarter Ended March 31, 2024

Top 25 Tenants by Total ABR and Tenant Merchandise Mix
In thousands

	Parent Name	Tenant Name/Count	Credit Rating (a)	No. of Leases	ABR	% of Total ABR	GLA	% of Total Occ.GLA
1	Kroger	Kroger 7 / Kroger Gas 1 / Harris Teeter 4 / Ralphs 3	BBB	15	$9,676	5.1%	864	8.3%
2	Publix Super Markets, Inc.	Publix 11 / Publix Liquor 3	N/A	14	6,204	3.3%	541	5.2%
3	TJX Companies	Marshalls 7 / HomeGoods 5 / TJ Maxx 2	A	14	4,886	2.6%	397	3.8%
4	Albertson's	Tom Thumb 2 / Market Street 2 / Safeway 1 / Albertsons 1	BB+	6	4,359	2.3%	365	3.5%
5	H.E.B.	H.E.B. 4 / H.E.B. Staff Office 1	N/A	5	4,220	2.2%	447	4.3%
6	Amazon, Inc.	Whole Foods Market 5	AA	5	2,701	1.4%	194	1.9%
7	BC Partners	PetSmart 7	B+	7	2,472	1.3%	151	1.5%
8	Best Buy		BBB+	4	2,270	1.2%	138	1.3%
9	Apollo Global Management, Inc.	Michaels 7	CCC+	7	2,052	1.1%	161	1.6%
10	Ulta Beauty Inc.		N/A	8	2,028	1.1%	83	0.8%
11	Dick's Sporting Goods, Inc.	Dick's Sporting Goods 2 / Going, Going, Gone 1	BBB	3	1,876	1.0%	171	1.6%
12	Sprouts Farmers Market		N/A	3	1,798	0.9%	85	0.8%
13	Trader Joe's		N/A	4	1,793	0.9%	51	0.5%
14	Costco Wholesale		A+	2	1,735	0.9%	298	2.9%
15	Five Below, Inc.		N/A	9	1,707	0.9%	86	0.8%
16	Wells Fargo		BBB+	9	1,547	0.8%	37	0.4%
17	Ross Dress For Less		BBB+	4	1,500	0.8%	120	1.2%
18	Bank of America		A-	6	1,415	0.7%	34	0.3%
19	Petco Health and Wellness Company, Inc.	Petco 6	B	6	1,364	0.7%	79	0.8%
20	Massage Envy		N/A	12	1,339	0.7%	41	0.4%
21	Kingswood Capital Management	World Market 5	N/A	5	1,236	0.7%	91	0.9%
22	DSW, Inc.		N/A	4	1,234	0.7%	73	0.7%
23	Xponential Fitness	Club Pilates 6 / CycleBar 3 / Pure Barre 3 /StretchLab 3 / YogaSix 2 / Rumble 1	N/A	18	1,222	0.6%	34	0.3%
24	Truist Bank		A	5	1,163	0.6%	26	0.2%
25	Starbucks Corporation		BBB+	15	1,161	0.6%	26	0.3%
	Totals			190	$62,958	33.1%	4,593	44.3%
(a) Reflects the most recently available S&P credit rating.

Tenant Merchandise Mix

Tenant Category	ABR	% of Total ABR
Grocery / Drug	$37,570	19.8%
Quick Service Restaurants	23,321	12.3%
Personal Health and Beauty Services	21,367	11.3%
Medical	17,483	9.2%
Full Service Restaurants	16,220	8.6%
Off Price	9,763	5.2%
Banks	8,652	4.6%
Apparel / Accessories	8,622	4.6%
Fitness	7,691	4.1%
Pets	6,333	3.3%
Office / Communications	5,932	3.1%
Hobby / Sports	5,673	3.0%
Home	5,066	2.7%
Other Essential Retail / Services	4,697	2.5%
Other	4,962	2.6%
Office (Non Financial, Non-Medical)	2,530	1.3%
Entertainment	1,943	1.0%
Hardware / Auto	1,589	0.8%

	$189,414	100%

11	Supplemental - Quarter Ended March 31, 2024

Comparable and Non-Comparable Lease Statistics
GLA in thousands

The Company's Retail Portfolio had 364 thousand square feet expiring during the three months ended March 31, 2024, of which 328 thousand square feet was re-leased. This achieved a retention rate of approximately 90%. The following tables summarize the activity for leases that were executed during the three months ended March 31, 2024.

For the three months ended March 31, 2024
	No. of Leases Executed	GLA	New Contractual Rent ($PSF) (a)	Prior Contractual Rent ($PSF) (a)	% Change over Prior Lease Rent (a)	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

All Tenants
Comparable Renewal Leases	31	133	$29.08	$26.59	9.4%	5.0	$—	$—
Comparable New Leases	3	32	19.77	15.90	24.3%	10.5	42.18	10.21
Non-Comparable Renewal and New Leases	7	15	39.61	N/A	N/A	6.5	23.50	10.93
Total	41	180	$27.28	$24.54	11.2%	6.1	$9.42	$2.71
(a)Non-comparable leases are not included in totals.

Trailing Four Quarters ended March 31, 2024
	No. of Leases Executed	GLA	New Contractual Rent ($PSF)	Prior Contractual Rent ($PSF)	% Change over Prior Lease Rent	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

Comparable Leases
Total New and Renewal Leases
Q1 2024	34	165	$27.28	$24.54	11.2%	6.1	$8.14	$1.97
Q4 2023	68	429	20.21	17.74	13.9%	6.5	7.97	3.00
Q3 2023	53	168	28.66	26.23	9.3%	5.8	2.61	1.14
Q2 2023	53	244	20.82	19.67	5.8%	5.2	1.14	0.54
Total	208	1,006	$22.93	$20.74	10.6%	6.0	$5.49	$1.92

	No. of Leases Executed	GLA	New Contractual Rent ($PSF)	Prior Contractual Rent ($PSF)	% Change over Prior Lease Rent	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
New Leases
Q1 2024	3	32	$19.77	$15.90	24.3%	10.5	$42.18	$10.21
Q4 2023	15	112	21.40	15.98	33.9%	10.7	29.75	11.26
Q3 2023	8	17	35.65	30.71	16.1%	9.4	24.05	11.35
Q2 2023	5	8	36.68	31.81	15.3%	7.9	9.41	15.90
Total	31	169	$23.27	$18.21	27.8%	10.4	$30.53	$11.30

	No. of Leases Executed	GLA	New Contractual Rent ($PSF)	Prior Contractual Rent ($PSF)	% Change over Prior Lease Rent	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Renewals
Q1 2024	31	133	$29.08	$26.59	9.4%	5.0	$—	$—
Q4 2023	53	317	19.79	18.37	7.7%	5.0	0.29	0.08
Q3 2023	45	151	27.88	25.72	8.4%	5.4	0.21	—
Q2 2023	48	236	20.26	19.25	5.2%	5.1	0.85	—
Total	177	837	$22.69	$21.10	7.5%	5.1	$0.39	$0.03

	No. of Leases Executed	GLA	New Contractual Rent ($PSF)			Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Non-Comparable Leases
Q1 2024	7	15	$39.61			6.5	$23.50	$10.93
Q4 2023	18	124	16.26			5.2	13.93	5.51
Q3 2023	21	105	25.49			8.7	19.25	11.63
Q2 2023	24	103	24.79			8.9	17.14	8.10
Total	70	347	$22.58			7.4	$16.90	$8.36

12	Supplemental - Quarter Ended March 31, 2024

Tenant Lease Expirations
GLA and ABR in thousands, except per square foot amounts

Lease Expiration Year	No. of Expiring Leases	GLA of Expiring Leases	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases	Percent of Total ABR	Expiring ABR PSF (a)

Anchor Tenants

2024	10	237	3.7%	$2,981	3.6%	$12.59
2025	20	800	12.5%	8,796	10.7%	11.00
2026	15	457	7.2%	6,030	7.3%	13.21
2027	40	1,342	21.0%	19,605	23.7%	14.61
2028	24	578	9.0%	8,612	10.4%	14.89
2029	23	748	11.7%	9,000	10.9%	12.04
2030	9	248	3.9%	3,852	4.7%	15.53
2031	7	323	5.1%	3,221	3.9%	9.97
2032	9	345	5.4%	4,537	5.5%	13.15
2033	8	250	3.9%	3,700	4.5%	14.82
Thereafter	22	1,061	16.6%	12,210	14.8%	11.51
Other (b)	—	—	—%	—	—%	—
Totals	187	6,389	100%	$82,544	100%	$12.92
Vacant space		268
Total		6,657

Small Shops

2024	63	144	4.4%	$4,961	4.1%	$34.28
2025	147	323	9.8%	10,405	8.6%	32.20
2026	204	508	15.4%	16,711	14.0%	32.90
2027	234	558	16.9%	19,744	16.5%	35.41
2028	202	471	14.2%	17,082	14.3%	36.23
2029	149	421	12.7%	15,148	12.7%	36.01
2030	74	189	5.7%	7,397	6.2%	39.05
2031	71	213	6.4%	8,038	6.7%	37.76
2032	81	204	6.2%	8,136	6.8%	39.83
2033	54	140	4.2%	6,345	5.3%	45.35
Thereafter	35	116	3.5%	5,019	4.2%	43.40
Other (b)	7	19	0.6%	744	0.6%	39.21
Totals	1,321	3,306	100%	$119,730	100%	$36.22
Vacant space		422
Total		3,728

Total

2024	73	381	3.9%	$7,942	3.9%	$20.85
2025	167	1,123	11.6%	19,201	9.4%	17.10
2026	219	965	10.0%	22,741	11.2%	23.57
2027	274	1,900	19.6%	39,349	19.5%	20.71
2028	226	1,049	10.8%	25,694	12.7%	24.49
2029	172	1,169	12.1%	24,148	11.9%	20.66
2030	83	437	4.5%	11,249	5.6%	25.74
2031	78	536	5.5%	11,259	5.6%	21.01
2032	90	549	5.7%	12,673	6.3%	23.08
2033	62	390	4.0%	10,045	5.0%	25.76
Thereafter	57	1,177	12.1%	17,229	8.5%	14.64
Other (b)	7	19	0.2%	744	0.4%	39.16
Totals	1,508	9,695	100%	$202,274	100%	$20.86
Vacant space		690
Total		10,385
(a)Expiring ABR PSF reflects ABR PSF at the time of lease expiration.
(b)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.

13	Supplemental - Quarter Ended March 31, 2024

Acquisitions
Dollars and GLA in thousands

Acquisitions

Date	Property Name	Market	Acquisition Price	GLA	Leased Occ.	Anchor Tenants (a)

2/1/24	The Plant	Phoenix, Arizona	$29,500	57	100%	Sprouts Farmers Market
(a)Grocers listed first and bolded.

14	Supplemental - Quarter Ended March 31, 2024

Development Pipeline
In thousands

Active Redevelopments			Estimated Completion Quarter (a)	Projected Incremental Costs		Estimated Incremental Yield on Cost
Property	Market	Project Description			Costs to Date
Southern Palm Crossing	Miami-Fort Lauderdale-Miami Beach, FL	Redevelopment of a former bank building for a freestanding building with a drive-through.	2Q - 2024	$1,500	$1,500
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning, including re-merchandising of the shopping center.	2Q - 2024	800	500
Pavilion at LaQuinta	So. California - Inland Empire	Redevelopment of a freestanding building.	3Q - 2024	1,000	600
Antoine Town Center	Houston-Sugar Land-Baytown, TX	New development, including addition of an outparcel building with a drive-through.	3Q - 2024	300	200
Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment and remerchandising of a former anchor space into new tenant spaces, including an 18,000 square foot anchor space, a 14,000 square foot anchor space, and additional small shop space.	3Q - 2025	8,100	1,000
Sandy Plains Centre	Atlanta Metro Area, GA	Redevelopment and expansion to accommodate a 10,000 square foot swim school and additional small shop space.	4Q - 2025	3,200	600
River Oaks	So. California - Los Angeles, CA	Redevelopment of an outparcel and common area improvements.	4Q - 2025	500	—
Totals				$15,400	$4,400	7-10%

(a) The Company's estimated timing of completion may be impacted by factors outside of management's control, including global supply constraints or government restrictions.

Recently Completed Redevelopments
Property	Market	Project Description	Completion Quarter	Completed Costs
Cyfair Town Center	Houston-Sugar Land-Baytown, TX	Outparcel redevelopment to include a drive-through.	3Q - 2023	$650

Potential Developments and Redevelopments
Projects shown below are listed alphabetically, are in various stages of planning, and may or may not commence due to a number of factors.
Property	Market	Project Description
Bay Colony	Houston-Sugar Land-Baytown, TX	Redevelopment of an existing outparcel building.
Bay Landing	Cape Coral-Fort Myers, FL	New development of building area adjacent to existing stores.
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning, including re-merchandising of the shopping center and addition of a freestanding building.
Campus Marketplace	So. California - San Diego, CA	Redevelopment of an existing outparcel building.
Custer Creek Village	Dallas-Fort Worth-Arlington, TX	Redevelopment of an outparcel and common area improvements.
Garden Village	So. California - Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
Gateway Market Center	Tampa-St. Petersburg, FL	Extensive repositioning and reconfiguration of the shopping center to right size anchor space, add freestanding buildings and improve vehicular access.
Kyle Marketplace	Austin-Round Rock, TX	New development, including addition of outparcel buildings.
Pavilion at LaQuinta	So. California - Inland Empire, CA	Anchor repositioning.
Plantation Grove	Orlando-Kissimmee, FL	Redevelopment and expansion of the shopping center.
River Oaks	So. California - Los Angeles, CA	Anchor repositioning and expansion.
Sarasota Pavilion	Tampa-St. Petersburg, FL	Anchor space repositioning, including re-merchandising of the shopping center and outparcel development.
Shops at Arbor Trails	Austin-Round Rock, TX	Redevelopment of an outparcel and common area improvements.
The Parke	Austin-Round Rock, TX	Anchor repositioning and expansion.
Westpark Shopping Center	Richmond, VA	New development, including addition of outparcel buildings.

15	Supplemental - Quarter Ended March 31, 2024

Property Summary, by Total Market GLA
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
1	Escarpment Village	Austin-Round Rock	TX	N	170	100%	$21.89	Yes	HEB
2	Kyle Marketplace	Austin-Round Rock	TX	C	225	100%	$17.63	Yes	HEB
3	Market at Westlake	Austin-Round Rock	TX	N	30	100%	$21.81	No	Walgreens
4	Scofield Crossing	Austin-Round Rock	TX	N	95	98.7%	$17.72	Yes	Hana World Market, Goodwill
5	Shops at Arbor Trails	Austin-Round Rock	TX	C	357	97.7%	$13.71	Yes	Costco Wholesale, Whole Foods Market, Haverty's Furniture, Marshalls
6	Shops at the Galleria	Austin-Round Rock	TX	P	537	95.2%	$14.25	No	Best Buy, Five Below, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, OfficeMax, Old Navy, PetSmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods, World Market
7	The Parke	Austin-Round Rock	TX	P	406	99.1%	$16.94	Yes	Whole Foods Market, Dick's Sporting Goods, DSW, Five Below, La-Z Boy Furniture Galleries, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Ulta, World Market
8	University Oaks	Austin-Round Rock	TX	P	236	86.0%	$21.72	No	DSW, IKEA*, J.C. Penney*, Jo-Ann Fabrics, PetSmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
9	Custer Creek Village	Dallas-Fort Worth-Arlington	TX	N	96	95.1%	$15.52	Yes	Tom Thumb
10	Eldorado Marketplace	Dallas-Fort Worth-Arlington	TX	C	189	100.0%	$24.21	Yes	Market Street, PetSmart, Phenix Salon Suites
11	Prestonwood Town Center	Dallas-Fort Worth-Arlington	TX	P	233	96.5%	$20.48	Yes	Walmart*, Barnes & Noble, Burlington, DSW, HomeGoods, Michaels, Petco, Ulta
12	Riverview Village	Dallas-Fort Worth-Arlington	TX	N	89	100%	$13.34	Yes	Tom Thumb, Petco
13	Riverwalk Market	Dallas-Fort Worth-Arlington	TX	N	90	100%	$21.86	Yes	Market Street
14	Shops at Fairview Town Center	Dallas-Fort Worth-Arlington	TX	N	66	97%	$24.86	Yes	Whole Foods Market
15	The Highlands of Flower Mound	Dallas-Fort Worth-Arlington	TX	P	175	98.2%	$19.72	Yes	Target*, Market by Macy's, Michaels, Party City, Skechers, World Market
16	Antoine Town Center	Houston-Sugar Land-Baytown	TX	N	110	98.6%	$14.49	Yes	Kroger
17	Bay Colony (d)	Houston-Sugar Land-Baytown	TX	C	416	95.5%	$16.77	Yes	HEB, Kohl's, LA Fitness, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
18	Blackhawk Town Center (d)	Houston-Sugar Land-Baytown	TX	N	127	99.1%	$14.00	Yes	HEB, Walgreens
19	Cyfair Town Center (d)	Houston-Sugar Land-Baytown	TX	C	434	92.1%	$16.62	Yes	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
20	Eldridge Town Center & Windermere Village	Houston-Sugar Land-Baytown	TX	C	175	92.5%	$17.70	Yes	Kroger, Kohl's*, Petco
21	Stables Town Center II (d)	Houston-Sugar Land-Baytown	TX	N	148	92.6%	$17.37	Yes	Kroger
22	Sonterra Village	San Antonio	TX	N	42	91%	$34.62	Yes	Trader Joe's
23	Stone Ridge Market	San Antonio	TX	C	219	94.1%	$24.50	Yes	HEB Plus*, Burlington, PetSmart
	Total Texas				4,665	96.0%	$17.93

24	Bay Landing	Cape Coral - Fort Meyers	FL	N	63	98.0%	$9.68	Yes	The Fresh Market, HomeGoods
25	PGA Plaza Palm Beach Gardens	Miami-Ft Lauderdale-Miami Beach	FL	C	121	96.8%	$35.85	Yes	Trader Joe's, Marshalls, Ulta
26	Southern Palm Crossing	Miami-Ft Lauderdale-Miami Beach	FL	P	345	99.2%	$17.26	Yes	Costco Wholesale, Going Going Gone, Marshalls
27	Westfork & Paraiso	Miami-Ft Lauderdale-Miami Beach	FL	N	393	97.5%	$24.85	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, Skechers, TJ Maxx, Ulta
28	Lakeside & Lakeside Crossing	Orlando - Kissimmee	FL	N	76	100%	$47.44	Yes	Trader Joe's
29	Plantation Grove	Orlando - Kissimmee	FL	N	74	98.1%	$15.74	Yes	Publix
30	Rio Pinar Plaza	Orlando - Kissimmee	FL	N	131	99.3%	$19.40	Yes	Publix, Planet Fitness
31	Suncrest Village	Orlando - Kissimmee	FL	N	97	97.9%	$19.60	Yes	Publix, Orange County Tax Collector
32	Gateway Market Center	Tampa - St. Petersburg	FL	P	231	95.1%	$10.95	Yes	Publix, Target*, Beall's, HomeGoods, Party City, PetSmart, TJ Maxx
33	Peachland Promenade	Tampa - St. Petersburg	FL	N	177	98.6%	$14.87	Yes	Publix, Goodwill, My Salon Suite, Planet Fitness
34	Sarasota Pavilion	Tampa - St. Petersburg	FL	P	345	86.0%	$14.47	Yes	Publix, Bank of America, Beall's, Marshalls, Michaels, PetSmart, Ross Dress for Less, Truist Bank
	Total Florida				2,053	95.9%	$19.71

16	Supplemental - Quarter Ended March 31, 2024

Property Summary, by Total Market GLA
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
35	Eastfield Village	Charlotte-Gastonia-Concord	NC	N	96	94.6%	$18.10	Yes	Food Lion, Gold's Gym
36	Northcross Commons	Charlotte-Gastonia-Concord	NC	N	63	100%	$27.78	Yes	Whole Foods Market
37	Sycamore Commons	Charlotte-Gastonia-Concord	NC	P	265	100.0%	$20.25	Yes	Costco Wholesale*, Best Buy, Dick's Sporting Goods, Lowe's*, Michaels, Old Navy, Ulta, World Market
38	The Shoppes at Davis Lake (d)	Charlotte-Gastonia-Concord	NC	N	91	94.6%	$16.68	Yes	Harris Teeter
39	Bent Tree Plaza	Raleigh-Cary-Durham	NC	N	80	100%	$15.01	Yes	Food Lion
40	Cary Park Town Center	Raleigh-Cary-Durham	NC	N	93	100%	$17.66	Yes	Harris Teeter, CVS
41	Commons at University Place	Raleigh-Cary-Durham	NC	N	92	100%	$17.18	Yes	Harris Teeter, CVS
42	Renaissance Center	Raleigh-Cary-Durham	NC	P	363	93.6%	$23.68	No	Ashley HomeStore, Best Buy, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care, World Market
43	The Pointe at Creedmoor	Raleigh-Cary-Durham	NC	N	60	100%	$16.87	Yes	Harris Teeter
	Total North Carolina				1,203	97.2%	$20.25

44	Bear Creek Village Center	So. California - Inland Empire	CA	N	80	100%	$25.61	Yes	Stater Brothers
45	Pavilion at LaQuinta	So. California - Inland Empire	CA	P	166	98.6%	$22.91	Yes	Sprouts Farmers Market, Best Buy, DSW, OfficeMax, PGA TOUR Superstore
46	Garden Village	So. California - Los Angeles	CA	N	117	90.2%	$18.86	Yes	Albertson's, Rite Aid
47	River Oaks	So. California - Los Angeles	CA	C	275	95.5%	$20.48	Yes	Sprouts Farmers Market, Target, Big 5 Sporting Goods, Five Below, Total Wine & More, Ulta
48	Stevenson Ranch	So. California - Los Angeles	CA	C	187	93.5%	$23.09	Yes	Ralphs, Furniture Design Center, LA Fitness, PetSmart
49	Campus Marketplace	So. California - San Diego	CA	N	144	96.9%	$30.85	Yes	Ralphs, CVS, Discovery Isle Child Development Center
50	Old Grove Marketplace	So. California - San Diego	CA	N	81	97.5%	$17.93	Yes	Ralphs, Lowe's*
	Total California				1,050	95.7%	$22.78

51	Buckhead Crossing	Atlanta Metro Area	GA	P	221	93.3%	$22.86	No	HomeGoods, Marshalls, Michaels, Ross Dress for Less, The Tile Shop
52	Coweta Crossing	Atlanta Metro Area	GA	N	68	100%	$11.10	Yes	Publix
53	Kennesaw Marketplace	Atlanta Metro Area	GA	C	130	94.3%	$35.55	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
54	Plaza Midtown	Atlanta Metro Area	GA	N	70	97.0%	$27.51	Yes	Publix
55	Rose Creek	Atlanta Metro Area	GA	N	70	100%	$11.51	Yes	Publix
56	Sandy Plains Centre	Atlanta Metro Area	GA	C	135	98.9%	$23.60	Yes	Kroger, Pet Supplies Plus, Walgreens*
57	The Centre on Hugh Howell	Atlanta Metro Area	GA	N	83	94.3%	$13.20	No	Crunch Fitness
58	Thomas Crossroads	Atlanta Metro Area	GA	N	105	95.0%	$10.01	Yes	Kroger
59	Windward Commons	Atlanta Metro Area	GA	N	117	100%	$15.53	Yes	Kroger
	Total Georgia				999	96.5%	$20.10

60	The Shops at Town Center	Washington D.C	MD	N	125	98.1%	$30.67	Yes	Safeway
61	Travilah Square Shopping Center	Washington D.C	MD	N	56	96.0%	$50.84	Yes	Trader Joe's
	Total Maryland				181	98.7%	$36.56

62	Westpark Shopping Center	Richmond Metro Area	VA	C	177	100%	$16.18	Yes	Publix, Painted Tree Boutiques, Planet Fitness, The Tile Shop
	Total Virginia				177	100%	$16.18

17	Supplemental - Quarter Ended March 31, 2024

Property Summary, by Total Market GLA
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
63	The Plant (d)	Phoenix	AZ	N	57	100%	$28.74	Yes	Sprouts Farmers Market
	Total Arizona				57	100%	$28.74

	Grand Totals				10,385	96.3%	$19.61
(a)N = Neighborhood Center, P = Power Center, C = Community Center
(b)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).
(c)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(d)Properties are excluded from Same Property for the three months ended March 31, 2024.

18	Supplemental - Quarter Ended March 31, 2024

Components of Net Asset Value as of March 31, 2024
In thousands, except share information

		Page No.
NOI Excluding Lease Termination Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter
NOI, excluding ground rent income	$41,038	5
Ground rent income	4,737	5
NOI	45,775	5

Annualized NOI, excluding ground rent income	$164,152
Annualized ground rent income	18,948

Projected remaining development
Net project costs	$11,000	15
Estimated range for incremental yield	7-10%	15

Other Assets
Cash, cash equivalents and restricted cash	$75,116	2
Billed base rent, recoveries, and other revenue	5,722	4
Undeveloped land	—
Land held for development	—

Liabilities
Debt	$831,548	8
Issuance costs, net of accumulated amortization	(4,021)	8
Accounts payable and accrued expenses	28,764	2
Distributions payable	15,360	2
Other liabilities	26,938	2

Common Shares Outstanding	67,874,528	1

19	Supplemental - Quarter Ended March 31, 2024

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage for that period.
Adjusted EBITDA
The Company's non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for the Company's unconsolidated joint venture are calculated to reflect its proportionate share of the joint venture's Adjusted EBITDA on the same basis.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the period multiplied by twelve months. Base rent is inclusive of ground rent and any abatement concessions, but excludes Specialty Lease income.
Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.
Comparable Lease	A Comparable Lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
The Company's non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, plus federal and state tax expense, interest expense, net, and depreciation and amortization. Adjustments for the Company's unconsolidated joint venture are calculated to reflect its proportionate share of the joint venture's EBITDA on the same basis.

Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.
GAAP Rent Adjustments	GAAP Rent Adjustments consist of amortization market lease intangibles, amortization of lease incentives, and straight-line rent adjustments.
Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.
Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.
Nareit Funds From Operations (Nareit FFO) and Core FFO
The Company's non-GAAP measure of Nareit Funds from Operations ("Nareit FFO"), based on the National Association of Real Estate Investment Trusts ("Nareit") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for the Company's unconsolidated joint venture are calculated to reflect the Company's proportionate share of the joint venture's Nareit FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of the Company's operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within Nareit FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.

Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.
Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is net debt divided by trailing twelve month Adjusted EBITDA.
Net Operating Income (NOI)	NOI excludes general and administrative expenses, depreciation and amortization, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP Rent Adjustments.
New Lease	New Leases are leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).
NOI from other investment properties	NOI from other investment properties consists of properties which do not meet the Company's Same Property criteria and includes adjustments for the Company's captive insurance company.
Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.
Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.
Pro Rata
Where appropriate, the Company has included the results from its 55% ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," as of December 31, 2022 and 2021.

Pro Rata Net Debt	Pro rata net debt is total outstanding debt, net, less cash and cash equivalents, including IVT's JV share.
Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.
Same Property	Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of both periods presented.
Shadow Anchor Tenant	Shadow Anchor Tenant represents tenants that are situated on parcels which are owned by unrelated third parties, but, due to their location within or immediately adjacent to a property, appear to the consumer as a retail tenant of the property and, as a result, attract additional consumer traffic to the property.
Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shops.
Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.
Wholly-owned	Wholly-owned properties are those properties owned outright by the Company and does not include properties owned through an investment in a joint venture.

20	Supplemental - Quarter Ended March 31, 2024